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                                                                       Exhibit 5

                     [Letterhead of Dechert Price & Rhoads]

                                 October 1, 1998



South Jersey Gas Company
Number One South Jersey Plaza
Route 54
Folsom, NJ 08037

          Re:  Form S-3 Registration Statement
               (File No. 333-62019)
               --------------------------------

Gentlemen and Ladies:

          We have acted as counsel to South Jersey Gas Company, a New Jersey corporation (the "Company"), in connection with the preparation and filing of a Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-62019) under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance of an aggregate of up to $100,000,000 principal amount of Medium Term Notes (the "Notes") of the Company. The Notes are to be issued pursuant to the terms of an Indenture substantially in the form filed as Exhibit 4(e) to the Registration Statement (the "Indenture"), between the Company and The Bank of New York, as Trustee.

          We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry which we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all
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South Jersey Gas Company
October 1, 1998
Page 2



authentic original documents of all documents submitted to us as copies. Based on the foregoing it is our opinion that:

          The Notes, when duly executed, authenticated and delivered in accordance with the terms of the Indenture and paid for in the manner and at the prices set forth in the Registration Statement and the applicable pricing supplement thereto, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, moratorium, reorganization or other similar laws affecting creditors' rights, creditors' remedies or debtors' obligations and to general principles of equity (whether asserted in a proceeding at law or in equity).

          The opinion expressed herein is rendered for your benefit in connection with the transaction contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ Dechert Price & Rhoads